Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the Stock Compensation Agreement of our report dated March 31, 2009 relating to the financial statements of Green Energy Live, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2008.

                                                                                     /s/ Rehmann Robson
                                 Rehmann Robson P.C.

Grand Rapids, Michigan

February 16, 2010